UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 13, 2008

Commission File Number: 333 – 150952

PROTECWERX INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

NEVADA
(state or other jurisdiction of incorporation or organization)

800 Fifth Avenue, Suite 4100
Seattle, Washington 98104
(Address of principal executive offices)

(206) 839 8566
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 13, 2008, Mr. Jerry Boyd, a director and the President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer of Protecwerx Inc. (the “Company”), notified the Company of his decision to resign from his officer positions with the Company; all of which are listed above. Mr. Boyd also resigned from his position as a director of the Company on September 13, 2008. Mr. Boyd’s decision to resign from all of his officer and director positions was not due to any disagreement with the Company on any matter relating to operations, policies or practices of the Company.

Also on September 13, 2008, the Company’s board of directors appointed Mr. Darrin Zinger to succeed Mr. Boyd as the Company’s President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer. The board of directors concurrently appointed Mr. Zinger as a director of the Company.

Due to the appointment of Mr. Zinger and the consequent resignation of Mr. Boyd, the number of directors on the Company’s board of directors remains at one.

Consulting Agreement

Pursuant to a consulting agreement (the “Agreement”) between the Company and Mr. Zinger entered into on September 13, 2008, Mr. Zinger will provide all services expected from a sole officer of a company, including:

  directing and administering all actions of the Company;
  assisting the Company in business development;
  assisting the Company in targeting and procuring other potential mergers and acquisitions of businesses complimentary to the Company; and
  assisting the Company in completing and filing all required disclosure documents with the SEC.

The Agreement is effective as of September 13, 2008 and continues until terminated by either Mr. Zinger or the Company.

Mr. Zinger will receive a monthly base salary which will depend on the success he has promoting and selling our Ankle Armor technology. Mr. Zinger shall be paid according to the following schedule:

  a monthly fee of $400;
  a monthly fee of $1,400 if the Company sells an aggregate of 5,000 units of its Ankle Armor product;
  a monthly fee of $4,900 if the Company sells an aggregate of 50,000 units of its Ankle Armor product; or
  a monthly fee of $14,900 if the Company sells an aggregate of over 500,000 units of its Ankle Armor product

Business experience

Mr. Zinger obtained a Bachelor of Arts degree in law and accounting from Kingston University in London, England in 1998, after playing 14 years of professional hockey in Europe.

He was an Assistant Controller with Essential Software Solutions, a private software company, from 1999 to 2001 and then a tax associate with PricewaterhouseCoopers from 2001 to 2003.

From 2004 to 2008 Mr. Zinger was the President and Director of Palomino Resources Inc. and from 2006 to 2008 he was the C.O.O. and Director of Walking Horse Energy Inc. He has been an independent businessman since 2008.

There are no other understandings or arrangements between Mr. Zinger and any other person pursuant to which Mr. Zinger was selected as a director or executive officer. There are no family relationships between Mr. Zinger and any of the other members of the Company’s board of directors. Mr. Zinger holds no directorships in any other public companies.

Item 9.01 Exhibits

(c) Exhibits. The following exhibits are included as part of this report:

10.1	Consulting Agreement between the Company and Darrin Zinger dated September 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2008	PROTECWERX INC.

By: /s/ Darrin Zinger
Darrin Zinger, Director, President, Chief Executive Officer,
Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer